As filed with the Securities and Exchange Commission on September 3, 2010

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CHINA ADVANCED TECHNOLOGY

(Name of registrant as specified in its charter)

Nevada

5122

84-1055077

(State or Jurisdiction of

Primary SIC Code

(IRS Employer

incorporation or organization)

Identification No.)

710 Market Street

Learned Hand

           Chapel Hill, North Carolina 27516

710 Market Street

                    (919) 370-4408

Chapel Hill, North Carolina 27516

(919)  370-4408

(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

(Name, address, including zip code, and telephone

number, including area code, of agent for service

copy to:

Jehu Hand, Esq.

Hand & Hand, a professional corporation

24 Calle de la Luna

San Clemente, CA 92673

(949) 489-2400

facsimile (949) 489 0034

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

CALCULATION OF REGISTRATION FEE

Proposed Maximum

Proposed Maximum

Title of Each Class of

Amount to

Offering Price

Aggregate

Amount of

Securities to be Registered

Be Registered

Per Share(1)

Offering Price

Registration Fee

Common Stock offered by

  Selling Shareholders

4,000,000

$

.01

$

40,000

$

2.85

Total

4,000,000

$

40,000

$

2.85

(2)

(1)

Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a).  The common stock trades only sporadically  and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

(2)

Filing fee of $2.85 paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

CHINA ADVANCED TECHNOLOGY

4,000,000 Shares of Common Stock

The 4,000,000 shares of common stock of China Advanced Technology, a Nevada corporation  ("China Advanced Technology") are offered by the selling stockholders.  The expenses of the offering, estimated at $6,000, will be paid by China Advanced Technology.  China Advanced Technology will not receive any proceeds from the sale of shares by the selling stockholders.  There is currently no trading market for the common stock.  Certain of the selling stockholders which were promoters or affiliates of China Advanced Technology may be deemed to be underwriters.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

Initial Offering Price(1)

Sales Commissions

Total to Selling Stockholders

Per share

$.01

(2)

$.01

Total

$40,000

(2)

$40,000

(1)

The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on a public market, at which time the common stock will be offered at market prices.  The Initial Offering Price of $.01 was determined by negotiations between China Advanced Technology and the selling stockholders and is the price at which such persons acquired their shares.

(2)

China Advanced Technology will not receive any proceeds from this offering.  No person has agreed to underwrite or take down any of the securities.  For sales on any trading market, sales commissions will be limited to those paid in similar market transactions.  For private sale transactions, no sales commission can be paid.  There is no minimum amount of securities which may be sold.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is September 3, 2010.

PROSPECTUS SUMMARY

The following is intended to be a summary of the most important aspects of our business.

China Advanced Technology

We are engaged in providing marketing assistance to internet businesses. Our activities include consulting on, and providing, web page design, search engine optimization, website marketing, and non-traditional marketing. to date we are in the developmental stage and have not realized revenues from our activities.

We began operations in May, 2008 by developing our proprietary system of search engine optimization and non-traditional marketing, including viral marketing, combined with conventional web design. As of April 2010 we have produced several demonstration projects but have not yet obtained revenues.  We expect to receive revenues from one or more projects by the end of calendar 2010.

Or business model is predicated on the fact that the consumer is deluged with advertisements, and as a result traditional advertisements  are becoming less effective or more expensive. We offer marketing and advertising solutions which we believe are effective and  reasonably priced and which we believe are especially suited to internet businesses.

Our address is 710 Market Street, Chapel Hill, North Carolina 27516 and our telephone number is (919) 370-4408.

The Offering

The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:

4,000,000 shares of common stock.

Initial Offering Price

$.01 per share.

Offering Period:

Until [12 months from effective date]

  Risk Factors

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:

4,451,158(1) shares

Common Stock Outstanding After Offering:

4,451,158(1) shares

(1)

Based on shares outstanding as of July 31, 2010.

RISK FACTORS

Investors should review the following risk factors which apply specifically to the Company.

We have no revenues to date

2

We began operations in May, 2008 by developing our proprietary system of search engine optimization and non-traditional marketing, including viral marketing, combined with conventional web design. As of April 2010 we have produced several demonstration projects but have not yet obtained revenues.  Our cash needs have been funded by loans and advances from an officer. We expect to receive revenues from one or more projects by the end of calendar 2010. If we do not receive revenues, we will not be able to continue in business.

The current economy makes smaller companies reluctant to or unable to spend on advertising, especially non-traditional marketing.

Because of our limited history, we have only  been able to attract the interest of smaller (less than $10 million in sales) businesses. These companies typically have not used advertising in the past or lack funds to pay for non-traditional advertising. Until the economy improves or we are able to show a track record, we will not be able to obtain a significant number of clients. We are investigating the possibility of offering revenue share contracts to our customers, under which we will be required to fund costs of the advertising in exchange for a percentage of sales.  We estimate the initial cost of a typical campaign to be about $10-25,000 and intend to enter into such an agreement once we have a suitable candidate-one that we believe will generate us a significant return.

Lack of full time personnel impedes our development.

Our management devotes only part time (10 hours per week) to the business of the Company. We have no full time employees, but hire independent contractors on a per project basis.  Until we can produce revenues, management will not be able to devote full time to the business.

The internet advertising market is continually evolving, and our business model may become obsolete.

The internet market in which we operate is constantly changing.  There are tens of thousands of entrepreneurs who are seeking to take advantage of the marketing opportunities presented by the internet. Any one of these entrepreneurs could develop a marketing method which makes our business model obsolete or makes it less effective.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  Currently, we believe these two requirements will apply to our annual reports for fiscal 2010 and 2011, respectively.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance during fiscal 2011 and on an ongoing basis.  It is difficult for us to predict how long it will take to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

3

Failure to maintain effective disclosure controls and internal controls over financial reporting may adversely affect the price of our common stock.

Based on an evaluation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) and our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934, as amended) required by paragraph (b) and (d) of Rule 13a-15 or Rule 15d-15, as of April 30, 2010, our Chief Executive Officer, who is also our Chief Financial Officer has concluded that as of April 30, 2010, we did not have effective (i) disclosure controls and procedures, or (ii) internal control over financial reporting. The failure on our part to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  In addition, management's assessment of disclosure controls and procedures and internal controls over financial reporting may continue to identify weaknesses and conditions that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock. See “Plan of Operations.”

Our auditors have rendered a going concern emphasis opinion on our financial statements.

Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

China Advanced Technology's common stock will  not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members, or the Pink Sheets LLC.  The common stock is currently quoted on the Pink Sheets LLC, and we plan to apply for the OTC Bulletin Board. The OTC Bulletin Board may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of China Advanced Technology's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of China Advanced Technology, and lower prices for China Advanced Technology's securities than might otherwise be attained.

In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

4

ADDITIONAL INFORMATION

China Advanced Technology has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 100 F Street, N.E., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to China Advanced Technology and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates during regular business hours.  You can call the Commission at (202) 551-8090 for further assistance or information.

China Advanced Technology is required to file reports and other information with the Commission.  All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, China Advanced Technology intends to make available to its shareholders annual reports, including audited financial statements and such other reports as China Advanced Technology may determine.

DIVIDEND POLICY

China Advanced Technology has not paid any dividends on its common stock.  China Advanced Technology currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

MARKET PRICE OF COMMON STOCK

Our common stock is listed on the Pink Sheets under the symbol CADT and trades only sporadically. Prior to June 23, 2010, the company traded under the symbol VDTI. There was a 1-for-1000 reverse split which was effected on June 23, 2010.  The last trade of the common stock was on July 29, 2010 for 100 shares at $.04 per share. To the Company's best knowledge there has been only sporadic trading of the common stock since May 1, 2008.

  As of July 31, 2010, there were approximately 50  record holders of common stock. The last trading price as of July 31, 2010 was $4.00 per share.

There are no warrants or options outstanding and no registration rights have been granted.  At the present time 4,451,158 shares are outstanding, including 4,000,000 shares which have been registered for resale via this prospectus.

5

PLAN OF OPERATION

Critical Accounting Policies and Estimates

Principles of consolidation. The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company balances and transactions are eliminated on consolidation.

Use of estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

6

Plan of  Operations

We have not yet enjoyed any revenues. We had a loss of $20,988 and $50,804 for the years ended April 30, 2010 and 2009,  respectively. Our operating expenses consist primarily of  costs related to developing demonstration projects, and expenses associated with the cost of being public of about $2,500 per month.

Our cash needs in the year ended April 30, 2011 are estimated to be $40,000. We sold 1,300,000 shares for net proceeds of $13,000 in June 2010. This amount together with advances from management should be sufficient to cover our cash needs through the end of the October 31, 2010 quarter, at which time, unless we receive revenues, we will  be required to obtain additional funding. We have no arrangement or understanding pursuant to which we might obtain such funding.

Information included in this report includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7.  Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan.  Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

Our future operating results are subject to many facilities, including:

o     our success in obtaining contracts for our services;

o     the success of any joint marketing agreements;

o     our ability to obtain additional financing; and

o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

Contractual Obligations and Off-Balance Sheet Arrangements

We do not have any contractual obligations or off balance sheet arrangements.

7

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of April 30, 2010. Based on this evaluation, our management has concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

Internal Control over Financial Reporting

Our management’s evaluation did not identify any change in our internal control over financial reporting that occurred during the fiscal year ended April 30, 2010 that has materially affected or is reasonably likely to materially affect our internal control over such reporting.

The term "internal control over financial reporting" is defined as a process designed by, or under the supervision of, the registrant's principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant's Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

1.  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

2.  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

3.  Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, or use or disposition of the registrant's assets that could have a material effect on the financial statements.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of April 30, 2010 using the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. In its assessment of the effectiveness of internal control over financial reporting as of April 30, 2010, we determined that the following deficiencies constituted a material weakness, as described below.

8

1.

Certain entity level controls establishing a “tone at the top” were considered material weaknesses. The Company has no audit committee. There is no policy on fraud and no code of ethics at this time.  A whistleblower policy is not necessary given the small size of the organization.

2.

Management override of existing controls is possible given the small size of the organization and lack of personnel.

3.

There is no system in place to review and monitor internal control over financial reporting. The Company maintains an insufficient complement of personnel to carry out ongoing monitoring responsibilities and ensure effective internal control over financial reporting.

Management is currently evaluating remediation plans for the above control deficiencies.

Accordingly, the Company concluded that these control deficiencies resulted in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls.

As a result of the material weaknesses described above, management has concluded that the Company did not maintain effective internal control over financial reporting as of April 30, 2010 based on criteria established in Internal Control—Integrated Framework issued by COSO.

BUSINESS

Background

China Advanced Technology, a Nevada corporation (the "Company") was incorporated on February 16, 2010 and is the successor by merger to Vitalcare Diabetes Treatment Centers, Inc.  ("Vitalcare"). In February and March 2010, Vitalcare underwent a holding company reorganization under Delaware law, pursuant to which it became a wholly-owned subsidiary of Vitalcare Holding Corporation, and the Vitalcare, together with its assets and liabilities, was sold to a non-affiliated third party. Vitalcare Holding Corporation subsequently reincorporated in Nevada by merger into the Company.

Vitalcare was in the business of administering medical clinics. It was the successor to Network Financial Services, Inc., which went public in an underwritten offering in 1987. Network was engaged in the origination of mortgages, and was subsequently known as Westmark Group Holdings.  Westmark ceased operations in 2006 and ceased filing reports under the Securities Exchange Act of 1934. The corporate entity was thereafter known as Viking Consolidated, Inc., Tailor Aquaponics World Wide, Inc.  and Diversified Acquisitions until it entered the medical clinic business in early 2008.

The Company carries on all of its operations through its Delaware subsidiary, Live Wise, Inc., which was formally acquired in a reverse merger transaction in February 2010 . The Company issued 600,000 shares to the three shareholders of Live Wise, Inc. in exchange for 100% of the Live Wise common stock. The transaction was accounted for as a reverse acquisition in which Live Wise, Inc. is deemed to be the accounting acquiror, and the prior operations of the Company are disregarded for accounting purposes.

9

Our Business

We are engaged in providing marketing assistance to internet businesses. Our activities include consulting on, and providing, web page design, search engine optimization, website marketing, and non-traditional marketing. to date we are in the developmental stage and have not realized revenues from our activities.

We began operations in May, 2008 by developing our proprietary system of search engine optimization and non-traditional marketing, including viral marketing, combined with conventional web design. As of April 2010 we have produced several demonstration projects but have not yet obtained revenues.  We expect to receive revenues from one or more projects by the end of calendar 2010.  We have available a variety of internet media for advertising, including blogs, infomercials, viral videos, and proprietary methods.

Our business model is predicated on the fact that the consumer is deluged with advertisements, and as a result traditional advertisements  are becoming less effective or more expensive. We offer marketing and advertising solutions which we believe are effective and  reasonably priced and which we believe are especially suited to internet businesses.

10

Marketing

We market by referral and also via internet advertisements. Because of our limited history, we have only  been able to attract the interest of smaller (less than $10 million in sales) businesses. These companies typically have not used advertising in the past or lack funds to pay for non-traditional advertising. Until the economy improves or we are able to show a track record, we will not be able to obtain a significant number of clients. We are investigating the possibility of offering revenue share contracts to our customers, under which we will be required to fund costs of the advertising in exchange for a percentage of sales.  We estimate the initial cost of a typical campaign to be about $10-25,000 and intend to enter into such an agreement once we have a suitable candidate-one that we believe will generate us a significant return

Under a joint venture campaign, advertising would direct potential customers to a landing site, which would redirect the customer to our client's actual web page and we would be credited with any resulting sales. We would be paid as funds are received by our client. This is a technique commonly used by other advertising providers  in the industry such as Google.

Employees and Design Services

The Company's only employee at the present time is its sole officer and director, who devotes about 10 hours per week to  the affairs of the Company.  (See "Management"). Remaining consultants and technical personnel such as web designers and writers are paid as independent contractors.  There are currently a plethora of talented personnel in the Research Triangle, which includes the city of Chapel Hill. We pay these persons on a contract basis as required.

Competition

Competition in the internet market is highly competitive and largely fragmented, although it is dominated by Google and other internet search providers. Smaller marketing companies are able to tailor advertising to the individual company much better and to design more cost effective programs. However, the search engines are certainly better known and have vastly greater financial resources. We compete more with the smaller consultants and web designers which encounter very low barrier to entry. We believe we can compete favorably based on the quality of our demonstration projects.

Legal Proceedings

China Advanced Technology is not a party to any material  pending legal proceeding.

MANAGEMENT

Directors and Executive Officers

The member of the Board of Directors of China Advanced Technology serves until the next annual meeting of stockholders, or until their successors have been elected.  The officer serves at the pleasure of the Board of Directors.  The following are the directors and officers of China Advanced Technology.

Learned Jeremiah Hand, Chief Executive Officer

Mr. Hand, age 50, became chief executive officer and director in February , 2009 and founded Live Wise, Inc. in May 2008. He has been Chief Executive Officer and a director of Wellstone Filter Science, Inc. since March 2000 and Acting Chief Financial Officer since September, 2006.  From March 2000 to December 2003 he was employed by Warren Pharmaceuticals, Inc. as its Vice President - Chief Operating Officer.  From January 2000 to December 2003 he was Executive Director of the Kenneth S. Warren Institute, a non-profit medical research facility.  In 1999 he founded HFC, a private seed venture capital corporation, which has made many internet and biotechnology related investments and is a founder of Medibuy.com.  Mr. Hand dedicates 10% of his time to the Company.  From 1994 to 1999, he served as Vice President at Morgan Stanley Dean Witter.  He has a BA cum laude from Amherst College.

11

Executive Compensation

Mr. Hand received 2,500,000 shares in May 2010 for service valued at $25,000. There is no other cash or non cash compensation paid to Mr. Hand.

No amounts are paid or payable to directors for acting as such.

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by China Advanced Technology to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of China Advanced Technology' directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, China Advanced Technology believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Percentage

Percentage

Name and Address

Common Stock

Before Offering

After Offering

Learned J. Hand

2,900,000

65.3%

9.0%

All officers and

directors as a group

(1 person)

2,900,000

  65.3%

9.0%

SELLING STOCKHOLDERS

The shares of common stock of China Advanced Technology offered by the Selling Stockholders will be offered at a price of $.01 per share and then, if the shares are subsequently publicly traded, at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. Selling Stockholders  Adam Hand and Jehu Hand acquired their shares in February 2010 in exchange for their shares of Live Wise, Inc.; Learned Hand was issued 2,500,000 shares for services in May 2010 for $.01 per share; and the remaining persons acquired shares in a  May private placement at a price of $.01 per share paid in cash.  It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock.  Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering.  The relationship, if any, between China Advanced Technology and any Selling Stockholder is set forth below. Should any successor to any Selling Stockholder wish to sell the shares under this Prospectus, China Advanced Technology will be required to file a prospectus supplement covering those shares.. None of the Selling Stockholders own more than 1.% of the outstanding shares unless indicated and none will own any shares after the offering except as indicated.

12

Shares Beneficially                                     Percentage

Name

 Owned  and Being Offered             After Offering

Learned J. Hand, President, CFO and Director

 2,900,000/2,500,000

8%

Jehu Hand, Corporate Secretary (1)

100,000

Adam Hand(1)

100,000

William Wilkinson

200,000

Bioclean Products(2)

300,000

Able Direct Marketing(3)

 200,000

Coolserve Corporation(4)

200,000

Anahuac Management(5)

200,000

Esthetics World(6)

200,000

 TOTAL

4,000,000

(1) Brother of Learned Hand

(2) Control person is Doris Urueta

(3) Control person is Katya Konuschenko

(4) Control person is Alex Sosnovsky

(5) Control person is Yuriy Semenov

(6) Control person is Karen Campo

PLAN OF DISTRIBUTION

China Advanced Technology's  common stock is currently traded on the Pink Sheets, LLC, but also intends to file for a listing on the OTC Bulletin Board.   Application for the OTC Bulletin Board can be made only upon effectiveness of the registration statement of which this Prospectus is a part. China Advanced Technology anticipates the selling stockholders will sell their shares directly on the Pink Sheets LLC, on the OTC Bulletin Board or any other market any market created. The prices the selling stockholders will receive will initially be $.01 per share until the shares are trading on a market such as the OTC Bulletin Board, and thereafter  will be determined by the market conditions.  Selling stockholders may also sell in private transactions.  China Advanced Technology cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  China Advanced Technology does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares. Selling Stockholders may also sell in private transactions, at privately negotiated prices, but no sales commissions may be paid for effectuating private transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker,-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. China Advanced Technology understands that it is the position of FINRA that such sales commissions or discounts should not exceed 5% of the gross offering price at which the selling stockholders sell their shares.

13

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of China Advanced Technology common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase China Advanced Technology common stock.

China Advanced Technology will bear all costs of the offering in registering the shares but will bear no selling expense cost.  The costs of the offering are estimated at $6,000.  This includes $500 which will be due to a law firm of which Mr. Jehu Hand, the brother of our President,  is a shareholder for providing a legal opinion as to the validity of the securities offered hereby. China Advanced Technology will use its best efforts to update the registration statement and maintain its effectiveness for one year.

CERTAIN TRANSACTIONS

Mr. Hand from time to time has advanced has advanced funds to the Company reflected as related party accounts payable.  On April 30, 2009, all outstanding payables were converted into a demand promissory note for $37,906, bearing 8% interest plus 1% sales volume. As of April 30, 2010, he is owed an additional $18,899 for funds advanced during fiscal 2010.

DESCRIPTION OF SECURITIES

Common Stock

China Advanced Technology's Certificate of Incorporation authorizes the issuance of 149,000,000 shares of common stock, $.001 par value per share, of which 4,451,158  shares were outstanding as of  June 30, 2010.    Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of China Advanced Technology, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase China Advanced Technology's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

14

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting.  Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

China Advanced Technology's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

China Advanced Technology's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  China Advanced Technology considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in China Advanced Technology's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to China Advanced Technology's common stock or any other series of preferred stock which China Advanced Technology may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of China Advanced Technology.

China Advanced Technology intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

The transfer agent for the common stock is Standard Transfer & Trust, Las Vegas, Nevada.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares offered hereby will be passed upon for China Advanced Technology by Hand & Hand, a professional corporation, Dana Point, California.  The principal of Hand & Hand, Jehu Hand,  beneficially owns 100,000 shares of common stock.

EXPERTS

The audited financial statements of China Advanced Technology included in this Prospectus as of April  30,  2010 and 2009  have been audited by Sam Kan & Company,  independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

15

INDEMNIFICATION

China Advanced Technology has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Business Act.  Under China Advanced Technology's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to China Advanced Technology or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to China Advanced Technology or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve China Advanced Technology or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of China Advanced Technology where indemnification will be required or permitted.  China Advanced Technology is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of China Advanced Technology pursuant to the foregoing provisions, or otherwise, China Advanced Technology has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by China Advanced Technology of expenses incurred or paid by a director, officer or controlling person of China Advanced Technology in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, China Advanced Technology will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

16

CHINA ADVANCED TECHNOLOGY

Audited Consolidated Financial Statements

April  30, 2010 and 2009

17

CHINA ADVANCED TECHNOLOGY

Contents

Pages

Report of Independent Registered Public Accounting Firm

F-1

Consolidated Balance Sheets

F-2

Consolidated Statements of Income

F-3

Consolidated Statements of Changes in Stockholders' Equity

F-4

Consolidated Statements of Cash Flows

F-5

Notes to Consolidated Financial Statements

18

F-6 - F-14

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

China Advanced Technology

(A Development Stage Company)

Chapel Hill, North Carolina

We have audited the accompanying consolidated balance sheets of China Advanced Technology and its subsidiary, Live Wise, Inc. (collectively the “Company”) as of April 30, 2010 and April 30, 2009, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended April 30, 2010 and April 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects,  the financial position of the Company (A Development Stage Company) as of April 30, 2010 and April 30, 2009, and the results of their  operations and their cash flows for the years then ended in conformity  with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of April 30, 2010 and April 30, 2009, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company________________

Sam Kan & Company,

September 2, 2010

Alameda, California

CHINA ADVANCED TECHNOLOGY

(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

ASSETS

APRIL 30,

APRIL 30,

2010

2009

Current Assets

Cash and cash equivalents

$

--

$

--

Total Current Assets

--

--

Furniture and equipment, net

10,030

17,487

Total Assets

$

10,030

$

17,487

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

Accounts payable - Related party

$

18,899

$

10,000

Notes payable - Related party

57,906

57,906

Accrued interest - Related party

4,645

13

Total Current Liabilities

81,450

67,919

Total Liabilities (All Current)

81,450

67,919

Stockholders' Equity (Deficit)

Preferred stock, $.001 par value, 1,000,000

  shares authorized; no shares issued and outstanding

  at April 30, 2010 and 2009

--

--

Common stock, $.001 par value, 149,000,000 shares

   authorized; 651,158 and 651,158 shares issued and

   outstanding, at April 30, 2010 and 2009

651

651

Additional Paid In Capital

(279)

(279)

Deficit accumulated during the development stage

(71,792)

(50,804)

Total stockholders' Equity (Deficit)

(71,420)

(50,432)

Total Liabilities and Stockholders’ Equity (Deficit)

$

10,030

$

17,487

See accompanying Notes to Financial Statements.

CHINA ADVANCED TECHNOLOGY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the period

For the period

from

from

For the year

May 1, 2008

May 1, 2008

year ended

(inception) to

(inception) to

April 30, 2010

April 30, 2009

April 30, 2010

Revenue

$

--

$

--

$

--

Operating Expenses

General and administrative

16,356

50,791

67,147

Loss From Operations

16,356

50,791

67,147

Other Income (Expense)

Interest expenses

4,632

13

4,645

Total Other Income (Expense)

4,632

13

4,645

Total Expenses

20,988

50,804

71,792

Net loss

$

(20,988)

$

(50,804)

$

(71,792)

Basic and diluted loss per common share

$

(0.04)

$

(0.10)

Weighted average shares outstanding

570,610

490,062

See accompanying Notes to Financial Statements.

CHINA ADVANCED TECHNOLOGY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Additional

Common Stock

Paid In

Accumulated

Total

Shares

Amount

Capital

Deficit

Capital

Balances, May 1, 2008 (Inception)

--

$

--

$

--

$

--

$

--

Common Stock issued

600,000

600

(228)

--

372

Reverse merger with the shell company

51,158

51

(51)

--

--

    Net loss, period ended April 30, 2009

--

--

--

(50,804)

(50,804)

Balances, April 30, 2009

651,158

651

(279)

(50,804)

(50,432)

Net loss, year ended April 30, 2010

--

--

--

(20,988)

(20,988)

Balances, April 30, 2010

651,158

$

651

$

(279)

$

(71,792)

$

(71,420)

See accompanying Notes to Financial Statements.

F-5

CHINA ADVANCED TECHNOLOGY

(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the period

For the period

from

from

May 1, 2008

May 1, 2008

Year Ended

(inception) to

(inception) to

April 30, 2010

April 30, 2009

April 30, 2010

Cash flows from operating activities

Net loss

$

(20,988)

$

(50,804)

$

(71,792)

Adjustments to reconcile net income to net cash

  used in operating activities:

Depreciation

8,050

6,684

14,734

Increase in accounts payable

13,531

10,013

23,544

Net cash provided by (used in) operating activities

593

(34,107)

(33,514)

Cash flows from investing activities

Purchase of office furniture and equipment

(593)

(24,171)

(24,764)

Cash flows used in investing activities

(593)

(24,171)

(24,764)

Cash flows from financing activities

Issuance of common stock

--

372

372

Loan from shareholder

--

57,906

57,906

Net cash provided by financing activities

--

58,278

58,278

Net change in cash

--

--

--

Cash at beginning of period

--

--

--

Cash at end of period

$

--

$

--

$

--

Supplemental Cash Flow Information:

Cash paid for interest

$

--

$

--

$

--

Cash paid for income taxes

$

--

$

--

$

--

See accompanying Notes to Financial Statements

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

China Advanced Technology, a Nevada corporation (the "Company") was incorporated on February 16, 2010 and is the successor by merger to Vitalcare Diabetes Treatment Centers, Inc.  ("Vitalcare"). In February and March 2010, Vitalcare underwent a holding company reorganization under Delaware law, pursuant to which it became a wholly-owned subsidiary of Vitalcare Holding Corporation, and the Vitalcare, together with its assets and liabilities, was sold to a non-affiliated third party. Vitalcare Holding Corporation subsequently reincorporated in Nevada by merger into the Company.

Live Wise, Inc. was organized as a Delaware corporation on May 1, 2008 (date of inception). On February 16, 2010, the Company acquired Live Wise pursuant to an Agreement and Plan of Reorganization (the Agreement), dated as of February 16, 2010. The Registrant acquired all of the outstanding membership interest of Live Wise, in exchange for 600,000 shares of the Registrant's Common Stock whereby the Company issued an aggregate of 51,158 shares of common stock in exchange for all of the issued and outstanding shares of Live Wise, Inc. This transaction was accounted for as a reverse acquisition.

The Company is engaged in marketing assistance to internet businesses. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

These Consolidated financial statements include the accounts of the Company and its subsidiary Live Wise, Inc.  All significant intercompany transactions and accounts have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.  The Company recognizes revenue from product sales when the orders are completed and shipped, provided that collection of the resulting receivable is reasonably assured.  Amounts billed to customers are recorded as sales while the shipping costs are included in cost of sales.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

us could be overstated, which could have a negative impact on operations. Since he Company has been in the developmental stage since inception and has no operations to date, there was no accounts receivable at April 30, 2010 and 2009.

Property, Plant and Equipment

Property, plant and equipment are carried at cost net of accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with no salvage value.  Estimated useful lives of the property, plant and equipment are as follows:

Equipment

3 years

Furniture and Fixtures

3 years

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the years ended April 30, 2010 and 2009.

Research and Development

All research and development costs are expensed as incurred. There was no research and development expense for the years ended April 30, 2010 and 2009.

Income tax

We are subject to income taxes in the U.S.  Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 1 –SIGNIFICANT ACCOUNTING POLICIES (continued)

at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Basis of Presentation

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  The consolidated financial statements were compiled in accordance with generally accepted accounting principles of the United States of America.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

Actual results may differ from those estimates and such differences may be material to the financial statements.  The more significant estimates and assumptions by management include among others:  useful lives and residual values of fixed assets, fair market values of inventory (if any), and goodwill and intangible assets impairment tests (if any). The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Fair Value Measurements

Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures , clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at April 30, 2010.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of April 30, 2010, the Company had no assets other than furniture and equipment.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings Per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share is based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of the outstanding stock options for the years ended April 30, 2010 and 2009.

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during 2010 and 2009.

Subsequent Events

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from May 1, 2010 to the date of these financial statements, through September 2, 2010, which represents the date these financial statements are being filed with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 16.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our Condensed Consolidated Statement of Operations and Other Comprehensive Income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-01, “Equity (Topic 505-10): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)”.  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. This update is effective for interim and annual periods

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS (Continued)

ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-02, “Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary”.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3.

The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the company does not expect that the adoption of this update will have a material effect on its financial statements.

NOTE 3- GOING CONCERN

The Company incurred a net loss of $20,988 and $50,804 for the years ended April 30, 2010 and 2009, respectively.  The Company's liabilities exceed its assets by $71,420 as of April 30, 2010.  The Company has not received revenues.  These factors create substantial doubt about the Company's ability to continue as a going concern.  The  Company's  management  plans to continue as a going concern  revolves  around  its  ability  to  achieve,  as  well  as  raise  necessary  capital  to pay ongoing general and administrative expenses  of  the  Company.

The  ability  of  the  Company  to  continue  as a going concern is dependent on securing  additional  sources  of capital and the success of the Company's plan. The  financial statements do not include any adjustments that might be necessary if  the  Company  is  unable  to  continue  as  a  going  concern.

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consist of the following as of April 30, 2010 and 2009:

April 30, 2010

Accumulated

Category of Asset

Cost

Depreciation

Net

Equipment

18,689

10,982

7,707

Furniture & Fixtures

6,075

3,752

2,323

Total

24,764

14,734

10,030

April 30, 2009

Accumulated

Category of Asset

Cost

Depreciation

Net

Equipment

18,096

4,866

13,230

Furniture & Fixtures

6,075

1,818

4,257

Total

24,171

6,684

17,487

The depreciation expenses were $ 8,050 and $6,684 for the years ended April 30, 2010 and 2009, respectively.

NOTE 5 – NOTES PAYABLE

The note payable of $57,906 was payable to the office and director. This is an unsecured loan bearing 8% interest plus 1% of the sales of the Company. This loan is due on demand.

NOTE 6 - RELATED PARTY TRANSACTIONS

An officer and director have advanced funds to the Company reflected as related party accounts payable.  On April 30, 2009, all outstanding payables were converted into a demand promissory note for $57,906, bearing 8% interest plus 1% sales volume.

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

No amounts were paid for interest or income taxes during the period from May 1, 2008 (date of inception) to April 30, 2010.

NOTE 8 – INCOME TAXES

As of April 30, 2010, the Company had net operating loss carryforwards of approximately $71,792, which expire in varying amounts between 2017 and 2027.   Realization of this potential future tax benefit is dependent on

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 8 – INCOME TAXES (Continued)

generating   sufficient   taxable income prior to expiration of the loss carryforward. The deferred tax asset related to this (and other) potential future tax benefits has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.

Deferred income tax assets of $30,081 and $21,287 at April 30, 2010 and 2009, respectively were offset in full by a valuation allowance.

The components of the Company's net deferred tax assets, including a valuation allowance, are as follows:

Deferred Tax Assets

As of April 30, 2010

As of April 30, 2009

Net operating loss

  carryforwards

$    71,792

$    50,804

Net deferred tax assets

  before valuation allowance

30,081

21,287

Less:  Valuation allowance

(30,081)

(21,287)

Net deferred tax assets

--

--

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

As of April 30, 2010

As of April 30, 2009

Statutory federal income tax

(35%)

(35%)

Statutory state income tax

(6.9%)

(6.9%)

Change in valuation allowance

  on deferred tax assets

(41.9%)

(41.9%)

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in the above figures for the periods audited.

CHINA ADVANCED TECHNOLOGY

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDING APRIL 30, 2010 AND 2009

NOTE 9 – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

NOTE 9 – NET LOSS PER COMMON SHARE (Continued)

The computation of diluted loss per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no issued  stock options or warrants outstanding.

NOTE 10 – CAPITAL STOCK

The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designation and to be issued in such series as determined by the Board of Directors. No shares of preferred stock are issued and outstanding at April 30, 2010 or 2009.

The Company has authorized 149,000,000 shares of par value $.001 common stock, of which 651,158 shares are outstanding at April 30, 2010 and 2009.

NOTE 11 - SUBSEQUENT EVENT

In May 2010, the Company issued 2,500,000 shares of common stock for services to its Chief Executive Officer valued at $.01 per share. The Company also sold 1,300,000 shares of common stock for $.01 per share.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by China Advanced Technology.  This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

Page

Prospectus Summary

2

Risk Factors

2

Additional Information

5

Dividend Policy

5

Market Price of Common Stock

5

Plan of Operation

6

Business

9

Management

11

Principal Shareholders

12

Selling Stockholders

12

Plan of Distribution

13

Certain Transactions

14

Description of Securities

14

Interest of Named Experts and Counsel

15

Experts

15

Indemnification

16

Financial Statements

F-1

CHINA ADVANCED TECHNOLOGY

4,000,000 SHARES

PROSPECTUS

September  __, 2010

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CHINA ADVANCED TECHNOLOGY

PART II

Item 24.

Indemnification of Directors and Officers.

China Advanced Technology has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Nevada  General Corporation Law.  Under China Advanced Technology's articles of incorporation, and as permitted under the Nevada General Corporation Law, directors are not liable to China Advanced Technology or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to China Advanced Technology or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of  Nevada law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve China Advanced Technology or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of China Advanced Technology where indemnification will be required or permitted.  China Advanced Technology is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.

Other Expenses of Issuance and Distribution. (all to be paid by China Advanced Technology)

Filing fee under the Securities Act of 1933(1)

$

2.85

Printing and engraving(1)

$

300.00

Legal Fees

$

500.00

Auditing Fees(1)

$

5,000.00

Miscellaneous(1)

$

197.15

TOTAL

$

6,000.00

(1)

Estimates

Item 26.

Recent Sales of Unregistered Securities.

In May 2010, China Advanced Technology issued 1,300,000 shares at a price of $.01per share in cash to 6 persons. We also issued 2,500,000 shares for services valued at $25,000 to our office and director. We issued 600,000 shares to three persons in February 2010 in connection with the acquisition of all of the shares of Live Wise, Inc. No underwriter was involved in the sale of the shares. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering and  under Section 4(6) as an offering only to accredited investors

Item 27.

Exhibits and Financial Schedules

3.

Certificate of Incorporation and Bylaws

3.1.

Articles of Incorporation(1)

3.2

Articles of Merger with Vitalcare Holding Corporation (1)

3.3

Bylaws(1)

5.

Opinion of Hand & Hand as to legality of securities being registered.(1)

21.

Subsidiaries of the registrant -- Live Wise, Inc., a Delaware corporation

23.

Consents of Experts and Counsel

23.1

Consent of  accountant (1).

23.2

Consent of Hand & Hand included in Exhibit 5 hereto

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)

Filed herewith.

Item 28.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3)

File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(5) (ii) For the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

The undersigned registrant hereby undertakes that it will:

(1)

For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2)

For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on September 3, 2010.

CHINA ADVANCED TECHNOLOGY

By:

/s/ Learned J. Hand

Learned J. Hand, President (principal executive    officer)

         and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 3, 2010.

By:/s/ Learned J. Hand

President and Chief Financial Officer

Learned  J. Hand

(principal executive, financial and

accounting officer)